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                                                                     EXHIBIT 3.7

                                     BYLAWS

                                       OF

                           PACIFICARE EHOLDINGS, INC.

                            A CALIFORNIA CORPORATION

                                    ARTICLE 1

                                NAME AND OFFICES

        1.1. Name. The name of this corporation is PacifiCare eHoldings, Inc. ("the Corporation").

        1.2. Principal Executive Office. The principal place of business of the Corporation shall be located at 3120 Lake Center Drive, Santa Ana, California 92704. The location may be changed by approval of a majority of the authorized directors, and additional offices may be established and maintained as such other place or places, either within or without California, as the Board of Directors may from time to time designate.

        1.3 Registered Agent. The name and address of the Corporation's agent for service of process is CT Corporation Systems at: 818 West Seventh Street, Suite 200, Los Angeles, California 90017.


                                    ARTICLE 2

                       SHAREHOLDERS AND SHAREHOLDER VOTING

        2.1. Annual Meeting. The annual meeting of shareholders shall be held on the first Monday of every March commencing in March, 2001. If such day falls on a legal holiday, then the annual meeting shall be held on the next business day. The annual shareholders' meeting shall be held at the Corporation's principal executive office unless a different place is designated in the notice of meeting. The purposes of the annual shareholders' meeting shall include the election of members of the Board of Directors and may include consideration of the annual report reflecting the Corporation's financial condition at the close of the last fiscal year and the transaction of such other business as may be brought before the meeting. Any director elected at any annual meeting shall serve until the earliest to occur of his or her death, resignation, removal or the election and qualification of his or her successor.

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        2.2. Special Meetings. In the event that the annual shareholders'
meeting is not held as provided, the election of directors and any other business which might have been transacted at such annual meeting may be transacted at any special meeting of shareholders called for such purpose. Unless otherwise prescribed by the California Corporations Code or the Corporation's Articles of Incorporation, special meetings of the Corporation's shareholders may be called for any purpose by the Corporation's President, Board of Directors, or the holders of not less than ten percent (10%) of all shares entitled to vote at such meeting. The Secretary of the Corporation shall cause a written or printed notice of the shareholders' special meeting to be delivered to each shareholder in accordance with Section 2.3 below.

        2.3. Notice of Annual or Special Meeting. An officer of the Corporation shall cause a written or printed notice of the annual or any special shareholders' meeting to be delivered to each shareholder at least ten (10), but no more than sixty (60), calendar days prior to the date of the annual meeting or any special meeting. Such notice shall state those matters which the Board of Directors, at the time of the mailing of notice, intends to present for action by the shareholders. Such notice shall be deemed duly given when deposited in the United States mail, postage prepaid, addressed to each shareholder at his or her address reflected on the share transfer records of the Corporation.

        2.4. Waiver of Notice. Notice of any annual or special shareholders' meeting may be waived by a shareholder's written consent, whether executed before or subsequent to such meeting. Notice of any meeting need not be given to any director who signs a waiver of notice, or a consent to holding the meeting or an approval of the minutes of the meeting, whether before or after the meeting. The attendance of any shareholder or his or her representation by proxy, at any meeting of shareholders shall be deemed a waiver of the prescribed notice.

        2.5. Quorum. At any annual or special meeting of shareholders, the holders of at least a majority of the outstanding shares of the Corporation's common stock entitled to vote at such meeting, present in person or represented by proxy, shall constitute a quorum of shareholders for the purpose of conducting business at any such meeting. The shareholders present at a duly noticed and convened meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. The shareholders present in person or by proxy at any shareholders' meeting at which a quorum is not present may adjourn the meeting until such time and to such place as may be determined by the affirmative vote of the holders of a majority of the shares represented in person or by proxy at the adjourned meeting.

        2.6. Voting of Shares. Each outstanding share entitled to vote shall be entitled to one (1) vote upon each matter submitted to a vote at a shareholders' meeting. The vote of the holders of a majority of the shares present and entitled to vote at any duly convened shareholders' meeting at which a quorum is present shall decide any question unless the vote of a greater number is required by California Corporations Code, the Corporation's Articles of Incorporation, or these Bylaws.

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        2.7. Proxies. At any annual or special meeting of shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder. A proxy may only be given to another shareholder of the Corporation. Such proxy shall be filed with the Corporation's Secretary before or at the time of the meeting. No proxy is valid after 11 months from the date of its execution, unless the proxy provides otherwise.

        2.8. Action by Written Consent of the Shareholders. Unless otherwise provided in the Corporation's Articles of Incorporation, and subject to the provisions of the California Corporations Code, any action required or permitted to be taken at any annual or special meeting of the Corporation's shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, shall be signed by the holders of the outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

        2.9. Record Date. The Board of Directors may fix a time in the future as a record date for determining the shareholders entitled to: (i) receive notice of any meeting or to vote thereat; (ii) give written consent to any corporate action without a meeting; (iii) receive payment of any dividend or other distribution or allotment of any rights; or (iv) exercise any rights with respect to any other lawful action. The record date so fixed may not be more than sixty nor less than ten calendar days before the date of a shareholders' meeting (when applicable) nor more than sixty calendar days before any other action (when applicable). If the Board of Directors fails to fix a record date, then the record date for shareholders entitled to vote or take any other action will be determined in accordance with the California Corporations Code.

                                    ARTICLE 3

                               BOARD OF DIRECTORS

        3.1. General Powers. Subject to the provisions of the California Corporations Code, the Corporation's Articles of Incorporation and these Bylaws, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of its Board of Directors. The directors shall in all cases act as a board and may adopt such rules and regulations for the conduct of their meetings as they may deem proper.

        3.2. Number of Directors. The initial number of directors of the Corporation shall be two (2) provided that the provisions of Section 212(a) of the California Corporations Code are met. The number of directors may not be less than three unless all the shares of the Corporation are owned of record by one or two shareholders, in which case the number of directors may be less than three but not less than the number of shareholders. The authorized number of directors as provided in this Article 3.2 may be changed only by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote in that matter. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

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        3.3. Election and Term. The Corporation's Incorporator shall elect the initial Board of Directors. Thereafter, without regard to cumulative voting rights provided under Section 708 of the California Corporations Code, the directors shall be elected by a majority of the shares entitled to vote at the annual meeting of the Corporation's shareholders or at a special meeting of the shareholders called for such purpose. Each director shall serve until the holding of the next annual shareholders' meeting or until the earliest to occur of such director's death, resignation, retirement or removal. If any such annual meeting is not held as scheduled, each director shall continue to hold office until his or her successor has been duly qualified and elected or until the earliest to occur of such director's death, resignation, retirement or removal.

        3.4. Removal. Subject to the California Corporations Code, any director may be removed with or without cause by the affirmative vote of the holders of a majority of the Corporation's shares.

        3.5. Resignation. Any director may resign from the Board of Directors by giving written notice to the Chairman of the Board, President or the Secretary of the Corporation. The Board of Directors need not accept such resignation for it to be effective. The resignation shall be effective upon receipt or at such time as specified in the notice of resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

        3.6. Vacancies. The Board of Directors may fill any vacancy on the Board of Directors, however caused, by the affirmative vote of a majority of the remaining directors. A person appointed to fill a vacant directorship will serve until the expiration of his or her predecessor's term and the election of his or her duly qualified successor.

        3.7. Committees. The Board of Directors may, by resolution adopted by a majority of the actual number of directors, designate one or more committees, each consisting of at least one director, to serve at the pleasure of the Board of Directors. Any committee shall have the authority of the Board of Directors to the extent provided in the resolution of the Board of Directors and under the California Corporations Code.

        3.8. Committee Meetings. Consistent with these Bylaws, the Board of Directors shall have the power to prescribe the manner in which proceedings of any committee shall be conducted. In the absence of any such prescription, such committee shall have the power to prescribe the manner in which its proceedings shall be conducted. Unless the Board of Directors or such committee shall otherwise provide, the regular and special meetings and other actions of any such committee shall be governed by the provisions of these Bylaws applicable to meetings and actions of the Board of Directors. Minutes shall be kept of each meeting of each committee.

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                                    ARTICLE 4

                       MEETINGS OF THE BOARD OF DIRECTORS

        4.1. Regular Meetings. Regular meetings of the Board of Directors of the Corporation may be held quarterly, with or without notice, at such time and place, either within or outside of the State of California, as the Board of Directors may determine from time to time.

        4.2. Special Meetings. Any officer or director of the Corporation may call a special meeting of the Board of Directors at any reasonable time and place, either within or outside of the State of California, by giving notice to each director at least four (4) calendar days before the date of such meeting if notice is given by mail or at least forty-eight (48) hours before the date of such meeting if notice is given by personal delivery, telephone, electronic mail or facsimile transmission. The notice need not specify the purpose of the meeting.

        4.3. Waiver of Notice. Whenever any notice is required to be given to any director pursuant to the provisions of these Bylaws or the California Corporations Code, such notice may be waived by the written consent of the director entitled to such notice. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except when a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting has not been lawfully noticed or convened.

        4.4. Quorum. At any regular or special meeting of the Board of Directors, a majority of the actual number of directors constitutes a quorum of directors for the purpose of conducting business. If less than a quorum is present at a meeting, then the directors present may adjourn the meeting without further notice until a quorum is present. The directors present at a duly noticed and convened meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

        4.5. Telephonic Meetings. Directors may participate in a meeting of the Board of Directors via conference telephone, video conference or similar communications equipment so long as all participants can hear each other, and such participation by a director shall constitute his or her presence in person at such meeting.

        4.6. Manner of Acting. The Chairman of the Board will preside over all meetings of the Board of Directors. In the absence of the Chairman, any director designated by the Board of Directors will preside. Except as provided in the Corporation's Articles of Incorporation, these Bylaws, or the California Corporations Code, the Board of Directors may act by the affirmative vote of a majority of the directors present at a board meeting at which a quorum is present.

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        4.7. Presumption of Assent. A director who is present at a meeting of the Board of Directors at which action on any corporate matter is taken is presumed to have assented to the action taken unless his or her dissent is entered in the minutes of the meeting or such director files his or her written dissent to such action with the person acting as the secretary of the meeting before the meeting adjourns or forwards such dissent by registered mail to the Corporation's Secretary immediately after the meeting adjourns. A director who voted in favor of an action does not have a right to later dissent.

        4.8. Action by Unanimous Written Consent of the Directors. Any action required or permitted to be taken by the Board of Directors may be taken without a formal meeting, if all members of the Board of Directors individually or collectively consent in writing to such action. Such action by written consent has the same force and effect as a unanimous vote of the directors.

                                    ARTICLE 5

                                    OFFICERS

        5.1. General Powers. The Corporation's officers and agents are conferred with such power and authority and subject to such limitations as now or hereafter prescribed for such office by these Bylaws, the California Corporations Code, or duly adopted resolutions of the Board of Directors or as delegated by the officer to whom the agent reports or who appointed said agent.

        5.2. Designated Offices. The Corporation shall have a President, a Secretary, a Chief Financial Officer, Treasurer, and, if desired, one or more vice presidents and such other officers or agents as the Board of Directors from time to time deems necessary or appropriate. The same person may hold any two or more offices.

        5.3. Election and Term of Office. The Corporation's Board of Directors shall appoint the Corporation's initial officers and any additional officers. All of the Corporation's officers or agents appointed by the Board of Directors shall serve at the pleasure of the Board of Directors from the effective date of his or her appointment until his or her successor has been duly elected or appointed or until his or her earlier death, resignation, removal, retirement or replacement.

        5.4. Removal. The Board of Directors, at any regular or special meeting, may remove an officer with or without cause. The removal of a corporate officer will not affect any rights which he or she may have under any contract of employment.

        5.5. Resignations. Any officer of the Corporation may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board, President or Secretary. Such resignation takes effect upon the date of receipt of such notice or at such other time specified in the notice. The Board of Directors need not accept a resignation for the resignation to be effective.

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        5.6. Vacancies. The Board of Directors may fill any vacancy in any office created by the death, resignation, retirement, or removal of an officer or other agent of the Corporation. An individual appointed to fill a vacant office will serve at the pleasure of the Board of Directors until his or her successor has been duly elected or appointed or until his or her earlier death, resignation, or removal.

        5.7 Chairman of the Board. The Chairman of the Board shall, if present, preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned to him or her by the Board of Directors or prescribed by these Bylaws.

        5.8. President. Unless the Board of Directors has appointed a separate chief executive officer, the President is the Corporation's chief executive officer, responsible for supervising and managing the Corporation's business and affairs. The President supervises the execution of all actions and resolutions of the Board of Directors. The President executes all documents on the Corporation's behalf, except when the California Corporations Code or the Board of Directors permits or requires another officer or agent to execute a document on the Corporation's behalf. The President will perform such other duties that are incidental to the office of President or as the Board of Directors may assign from time to time.

        5.9. Secretary. The Secretary or any Assistant Secretary is responsible for performing the following tasks: (i) recording the minutes of all shareholder and board meetings in the Corporation's minute books; (ii) preparing the agenda for shareholder and board meetings and ensuring delivery of notice of such meetings in accordance with the provisions of these Bylaws and the California Corporations Code; (iii) serving as the custodian of the Corporation's records and affixing the corporate seal to any instrument when authorized by the Board of Directors; (iv) distributing the minutes of all shareholder and board meetings to the shareholders and directors, respectively; and (v) performing all other duties incident to the office of Secretary and such other duties as the Board of Directors or President may assign from time to time. In the Secretary's absence or disability, any Assistant Secretary will assume his or her duties. Any action by such Assistant Secretary in the place of the Secretary is conclusive evidence of the Secretary's absence or disability. An Assistant Secretary will perform such other duties as the Board of Directors, President, or the Secretary assign from to time.

        5.10. Chief Financial Officer. The Chief Financial Officer or any Assistant Chief Financial Officer has the ultimate responsibility for performing the following tasks: (i) serving as custodian for all the Corporation's funds and securities; (ii) receiving and giving receipts for monies due and payable to the Corporation from any source; (iii) depositing all such monies received by the Corporation in such banks, trust companies, or other depositories as the Board of Directors designates; (iv) disbursing the Corporation's funds as the Board of Directors directs and collecting proper vouchers for such disbursements; (v) making financial reports to the shareholders at each annual shareholders' meeting and at such other shareholders' meetings as requested;
(vi) performing any task or obligation required of a Chief Financial Officer of a corporation; and (vii) performing all other duties incident to the office of Chief Financial Officer

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and such other duties as the Board of Directors or President may assign from time to time. If the Board of Directors requires, the Chief Financial Officer will give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors determines. The Chief Financial Officer may delegate his duties to a subordinate from time to time.

        5.11 Treasurer. The Treasurer shall act in the capacity as designated by the Chief Financial Officer and shall have the custody, at the direction of the Chief Financial Officer, of all of the funds and securities of the Corporation. He shall, at the direction of the Chief Financial Officer, endorse on behalf of the corporation, for collection checks, names, and other obligations and shall deposit the same to the credit of the Corporation in such bank or banks as the Board of Directors may designate. He shall, at the direction of the Chief of Financial officer, sign all receipts and vouchers for payments made to the Corporation. He may, at the direction of the Chief Financial Officer, sign in the name of the Corporation all authorized contracts, documents, checks, bonds and other obligations. He shall assist in the keeping of the books of account of the financial business and affairs of the Corporation, and shall assist in the preparation of statements of its accounts and records to the Board of Directors or to the stockholders at a meeting hereof whenever so required. He shall, at the direction of the Chief Financial Officer, exhibit all accounts and records to any director upon reasonable request. He shall make all such records available for inspection as required by law.

        5.12. Vice Presidents and Assistant Officers. If one or more vice presidents is elected, each will have such powers and perform such duties as the Board of Directors determines or the Chief Executive Officer delegates, from time to time. Assistant officers have such powers and perform such duties as determined, from time to time, by the Board of Directors, President or the officer whom he or she assists. In an officer's absence or disability, the assistant to such officer, if any, will perform the duties and assume the powers of, and be subject to all the restrictions upon, such officer.

        5.13. Delegation of Authority. Notwithstanding any provision of these Bylaws to the contrary, the Board of Directors may delegate any powers or duties of any corporate officer to any other officer or agent of the Corporation.

        5.14. Salaries. The salaries, if any, of the officers may be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving that salary and compensation by reason of the fact that he or she is also director of the Corporation.

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                                    ARTICLE 6

                          CONTRACTS AND FISCAL MATTERS

        6.1. Contracts. The Board of Directors may authorize any officer or agent to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

        6.2. Checks, Drafts, etc. All checks, drafts, or other orders for the payment of money, and notes or other evidences of indebtedness issued in the Corporation's name, must be signed by such officer(s) or agent(s) of the Corporation and in such manner as the Board of Directors determines by resolution.

        6.3. Loans. No officer or agent of the Corporation may contract for a loan on the Corporation's behalf or issue any evidence of indebtedness in the Corporation's name unless specifically authorized by the Board of Directors.

        6.4. Deposits. All funds of the Corporation not otherwise committed will be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositories as the Board of Directors or the Corporation's Treasurer as directed and as permitted by law.

        6.5. Facsimile Signatures. Checks, drafts, documents, contracts, and agreements of the Corporation may be authenticated by a facsimile of an officer's signature duly authorized to execute such document in lieu of an actual signature of such officer.

                                    ARTICLE 7

                                  CAPITAL STOCK

        7.1. Share Certificates. Each holder of the Corporation's capital stock shall be entitled to a share certificate, certifying the number and class of shares of stock that the holder owns. The share certificates will be in such form as the Board of Directors approves. Each share certificate representing outstanding shares of the Corporation's capital stock shall be signed in the name of the Corporation by the Chairman of the Board, the President or any vice president, and may be countersigned by the Chief Financial Officer or Treasurer, any Assistant Chief Financial Officer, the Secretary or any Assistant Secretary. All share certificates will be consecutively numbered. The name of the shareholder owning the shares evidenced thereby, the number of such shares, the date of issuance, and the class of stock represented thereby will be entered upon the Corporation's stock record. No share certificate is valid unless signed as prescribed herein and sealed with the corporate seal. All share certificates surrendered to the Corporation will be canceled. No new share certificate evidencing outstanding shares of the Corporation's capital stock will be issued unless and until (i) the former certificate for the same shares has been surrendered and canceled,

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or (ii) the shareholder gives a reason, acceptable to the Board of Directors, for failing to surrender the certificate such as the certificate's loss or destruction.

        7.2. Transfer on the Books. Upon surrender to the Secretary or transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

        7.3. Lost or Destroyed Certificates. Any person claiming that a share certificate has been lost or destroyed will make an affidavit or affirmation of that fact and will, if the directors so require, give the Corporation a bond of indemnity, in form and with one or more sureties satisfactory to the Board of Directors, in at least twice the value of the capital stock represented by such certificate, whereupon a new certificate may be issued in the same tenor and for the same number of shares as the one alleged to have been lost or destroyed. The Board of Directors, in its discretion, may waive some or all of the requirements of this Section 7.3.

        7.4. Transfer Agents and Registrars. The Board of Directors, in its discretion, may appoint one or more foreign or domestic incorporated banks or trust companies as transfer agents or transfer clerks.

        7.5. Restrictions on the Transferability of Shares. No securities of the Corporation and no certificate representing such securities may be transferred in violation of (i) any law, (ii) any restriction on such transfer set forth in the Corporation's Articles of Incorporation or these bylaws, or any amendments to either, (iii) any restriction in any stock subscription agreement, stock repurchase agreement, buy-sell agreement, or other agreement or commitment affecting the Corporation's shares, or (iv) any restrictive legend imprinted on a share certificate evidencing such shares.

        7.6. Dividends. The Board of Directors shall have the power to authorize dividends to the maximum and fullest extent permitted by the laws of the State of California.

                                    ARTICLE 8

                                 INDEMNIFICATION

        8.1. Indemnification. The Corporation is authorized to indemnify any corporate agent of the Corporation to the fullest extent permissible under California law as the same exists or may hereafter be amended. For purposes of this provision, the term "corporate agent" has the meaning set forth from time to time in Section 317 of the California Corporations Code.

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        8.2. Other Contractual Rights. Nothing contained in this Article 8 shall affect any right to indemnification to which persons other than corporate agents of the Corporation or any subsidiary hereof may be entitled by contract or otherwise.

        8.3. Insurance. If so decided by the Board of Directors, the Corporation may purchase and maintain insurance on behalf of any corporate agent of the Corporation insuring against any liability asserted against or incurred by the agent in that capacity or arising out of the agent's status as such, whether or not the Corporation would have the power to indemnify the agent against that liability under the provisions of this Article 8.

        8.4. Subrogation. If payment is made under this Article 8, the Corporation will be subrogated to the extent of such payment to all of the rights of recovery of the corporate agent, who must execute all documents necessary to effect the same and must do everything necessary or appropriate to secure such rights, including executing any documents necessary to enable the Corporation to effectively bring suit to enforce its rights of subrogation.

                                    ARTICLE 9

                       CORPORATE RECORDS, REPORTS AND SEAL

        9.1. Keeping Records. The Corporation shall keep adequate and correct books and records of account and shall keep minutes of the proceedings of its shareholders, Board of Directors, and Board committees, and shall keep at its principal executive office, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each. The minutes must be kept in written form. The other books and records shall be kept either in written form or in any other form capable of being converted into written form.

        9.2. Inspection by Shareholders and Directors. Any shareholder or holder of a voting trust certificate shall have the right on written demand to inspect and copy the record of shareholders, the accounting books and records, and the minutes as provided by law. Each director shall have the absolute right at any reasonable time to inspect and copy all books, records, and documents of every kind and to inspect the physical properties of the Corporation.

        9.3. Waiver of Annual Report. So long as this Corporation has less than 100 holders of record of its shares, determined as provided in Corporations Code
Section 605, no annual report shall be required to be sent to the shareholders.

        9.4. Corporate Seal. The Board of Directors may provide a corporate seal that is circular in form and inscribed on it is the Corporation's name and the date and state of incorporation.

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                                   ARTICLE 10

                                   AMENDMENTS

        10.1. Amendment. These Bylaws, or any one of them, may be amended, repealed, or new Bylaws adopted, only by the affirmative vote of the holders of a majority of the outstanding shares of the Corporation's common stock entitled to vote. Subject to the Articles of Incorporation and the California Corporations Code respecting the rights of shareholders to adopt, amend or repeal bylaws, these Bylaws, or any one of them, may be adopted, amended, or repealed by the Board of Directors.

        10.2. Record of Amendment. Whenever an amendment or new Bylaw is adopted, it shall be copied in the book of minutes with the original Bylaws. If any Bylaw is repealed, the fact of repeal, with the date of the meeting at which the repeal was enacted or written consent was filed, shall be stated in the minute book.

                                   ARTICLE 11

                                FORCE AND EFFECT

        These Bylaws are subject to the provisions of the California Corporations Code and the articles of incorporation, as the same may be amended from time to time. If any provision in these Bylaws is inconsistent with an express requirement in the California Corporations Code or the Articles of Incorporation, the express requirement of the California Corporations Code or the Articles of Incorporation shall govern to the extent of such inconsistency.